EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212388 of HarborOne Bancorp, Inc. on Form S-8 of our report dated June 25, 2020, appearing in this Annual Report on Form 11-K of the HarborOne Mortgage, LLC Retirement Plan for the year ended December 31, 2019.

Canton, Massachusetts

June 25, 2020